EX-99.906

CERTIFICATION

Ahmad Al-Sati, President and Principal Executive Officer, and Yuri Baidoukov, Chief Financial Officer of Gemcorp Commodities Alternative Products Fund (the “Registrant”), each certify to the best of his knowledge that:

1.  The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2024 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.  The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President and Principal Executive Officer	Chief Financial Officer
Gemcorp Commodities Alternative Products Fund	Gemcorp Commodities Alternative Products Fund

/s/ Ahmad Al-Sati	/s/ Yuri Baidoukov
Ahmad Al-Sati, President and Principal Executive Officer	Yuri Baidoukov, Chief Financial Officer
March 7, 2025	March 7, 2025

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.